UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 18, 2024, the primary operating subsidiary of ACM Research, Inc. (the “Company”), ACM Research (Shanghai), Inc. (“ACM Shanghai”), held its Annual Stockholder Meeting in Shanghai, China. During this meeting, the stockholders of ACM Shanghai approved and adopted various resolutions, including the following:

1)
a proposed dividend to be paid to the stockholders of ACM Shanghai for an aggregate total of approximately RMB 273.2 million (approximately $37.7 million based on currency exchange rates as of June 18, 2024). The payment is expected to be completed by the end of 2024.

2)
a proposed 2024 financial budget plan for ACM Shanghai, under Chinese generally accepted accounting principles, which included estimated revenue growth of 29%-49% and an estimated growth rate of research and development expenses of 22%-58%.

The Company owns 82.1% of the outstanding shares of ACM Shanghai. It is possible that ACM Shanghai may not pay the dividend per the approved resolutions, and even if paid, the net amount and the timing of any proceeds to be repatriated by the Company to the United States would be uncertain. If the proposed dividend is paid, the Company intends to use the net proceeds, if any, for working capital and general corporate purposes.

A substantial majority of the Company’s consolidated revenue and net income is contributed by ACM Shanghai. The stand-alone financial results of ACM Shanghai are reported in RMB as prepared in accordance with Chinese generally accepted accounting principles, and those results will differ, potentially materially, from the Company’s consolidated revenue and net profit for the period, which will reflect additional financial and operational items and will be prepared in U.S. dollars in accordance with U.S. generally accepted accounting principles.

Certain statements contained in this report are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” “estimated,” and similar words are intended to identify forward looking statements. Forward-looking statements are based on management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings the Company makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: June 20, 2024